SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
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SUNAMERICA SERIES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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SunAmerica Asset Management Corp.
SunAmerica Series Trust
P.O. Box 54299
Los Angeles, California
(800) 445-7862
July 30, 2010
Dear Contract Owner:
          You are receiving this information statement (the “Information Statement”) because you own interests in the Growth Opportunities Portfolio (the “Portfolio”), a series of SunAmerica Series Trust (the “Trust”). The purpose of the Information Statement is to inform you that on March 11, 2010, the Board of Trustees of the Trust approved an Investment Subadvisory Agreement between SunAmerica Asset Management Corp. and Invesco Advisers, Inc. (“Invesco Advisers”) with respect to the Portfolio (the “Invesco Subadvisory Agreement”). The Invesco Subadvisory Agreement became effective on June 1, 2010 following Invesco Ltd.’s acquisition of the Van Kampen Asset Management business (“Van Kampen”) of Morgan Stanley Investment Management, Inc. Van Kampen managed the Portfolio prior to June 1, 2010.
          As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Invesco Subadvisory Agreement and Invesco Advisers.
          This Information Statement is for your information only and you are not required to take any action. Please don’t hesitate to call us at (800) 445-7862 if you have any questions about these changes or if we can be of service to you in any other way. As always, we appreciate your confidence and trust and look forward to serving you in the future.
Sincerely,

John Genoy
President
SunAmerica Series Trust

INFORMATION STATEMENT REGARDING A NEW INVESTMENT SUBADVISORY AGREEMENT WITH INVESCO ADVISERS, INC

SUNAMERICA SERIES TRUST
Growth Opportunities Portfolio
P.O. Box 54299
Los Angeles, CA 90054-0299

INFORMATION STATEMENT
REGARDING A NEW INVESTMENT SUBADVISORY AGREEMENT WITH
INVESCO ADVISERS, INC.

          You have received this information statement (the “Information Statement”) because you own interests in the Growth Opportunities Portfolio (the “Portfolio”), a series of SunAmerica Series Trust (the “Trust”) within a variable annuity or variable life insurance contract (a “Contract”). At a meeting held on March 11, 2010, the Board of Trustees (the “Board”) of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved an Investment Subadvisory Agreement between SunAmerica Asset Management Corp. (“SunAmerica”) and Invesco Advisers, Inc. (“Invesco Advisers”) with respect to the Portfolio (“Invesco Subadvisory Agreement”).
          The Portfolio was subadvised by the Van Kampen Asset Management business (“Van Kampen”) of Morgan Stanley Investment Management, Inc. (“MSIM”) pursuant to a subadvisory agreement between SunAmerica and MSIM doing business as Van Kampen (the “Prior Subadvisory Agreement”). On June 1, 2010, Invesco, Ltd., the parent company of Invesco Advisers, completed its acquisition of Van Kampen (the “Transaction”). This information statement describes the Board’s decision to approve the Invesco Subadvisory Agreement and provides information about Invesco Advisers, the new subadviser.
          The Invesco Subadvisory Agreement is substantially similar in all material respects to the Prior Subadvisory Agreement, except for the name of the subadviser, the effective date and the term of the agreement.
          The Trust has received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows SunAmerica, subject to certain conditions, to select new subadvisers, replace existing subadvisers or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval (the “Order”). The Order requires that within 60 days of entering into a subadvisory agreement, the Trust must furnish the fund’s shareholders with the same information about the new subadviser or subadvisory agreement that would have been included in a proxy statement, except as modified by the Order.
We are not asking for a proxy and you are requested not to send us a proxy. This
Information Statement is for informational purposes only
and you are not required to take any action.
          This Information Statement is being mailed on or about July 30, 2010 to all Contract owners of the Portfolio who had selected the Portfolio as an investment option on May 31, 2010. Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.

The Trust and SunAmerica
          The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees, including a majority of the Independent Trustees. The Advisory Agreement was last approved by the Trustees at an in-person meeting held on September 30, 2009.
          SunAmerica is a wholly-owned subsidiary of SunAmerica Annuity and Life Assurance Company and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios’ daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies) or other consideration.
          The subadvisers to the Trust, including Invesco Advisers, act pursuant to agreements with SunAmerica. Invesco Advisers duties include furnishing continuing advice and recommendations to the Portfolio regarding securities to be purchased and sold. Invesco Advisers is independent of SunAmerica and discharges its responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays Invesco Advisers a subadvisory fee. The Portfolio does not pay fees directly to Invesco Advisers. However, in accordance with procedures adopted by the Trustees, Invesco Advisers may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, the rules and interpretations thereunder and other applicable securities laws.
          Under the Advisory Agreement, SunAmerica receives from the Growth Opportunities Portfolio a management fee, accrued daily and payable monthly, based on the average daily net assets of the Portfolio, which was 0.75%, or $629,268, for the fiscal year ended January 31, 2010. For the fiscal year ended January 31, 2010, SunAmerica paid Van Kampen a fee equal to the annual rate of the Portfolio’s average daily net assets, which equaled 0.50%, or $419,512. Based on these payments to Van Kampen, SunAmerica retained a portion of its management fee for such period equal to 0.25% of the average daily net assets of the Portfolio, or $209,756.
The Prior and Invesco Subadvisory Agreements
          Pursuant to the Prior Subadvisory Agreement, Van Kampen served as the subadviser to the Portfolio until the Prior Subadvisory Agreement was terminated, which occurred on the closing date of the Transaction. The Board, including all of the Independent Trustees, at a meeting held on March 11, 2010, approved the Invesco Subadvisory Agreement to become effective upon the consummation of the Transaction. The Invesco Subadvisory Agreement became effective on June 1, 2010.
          The terms of the Invesco Subadvisory Agreement, including fees payable to Invesco Advisers by SunAmerica, are substantially similar in all material respects, including the subadvisory fees paid to Invesco Advisers and Van Kampen. The Invesco Subadvisory Agreement will expire on June 1, 2012, unless specifically approved in the manner required by the 1940 Act and the rules thereunder. The Invesco Subadvisory Agreement is attached to this Information Statement as Exhibit A.
          The fees paid by SunAmerica to Invesco Advisers under the Invesco Subadvisory Agreement are identical to the fees paid by SunAmerica to Van Kampen under the Prior Subadvisory Agreement. The subadvisory fee rate payable under both agreements is 0.50% on all assets. Under the Prior Subadvisory Agreement and the Invesco Subadvisory Agreement, neither Van Kampen nor Invesco Advisers have the right to obtain compensation directly from the Trust or the Portfolio for services provided and looked/look solely to SunAmerica for payment of fees due.

Factors Considered by the Board of Trustees
          At a meeting held on March 11, 2010, the Board, including the Independent Trustees, approved with respect to the Portfolio the “Invesco Subadvisory Agreement”). In addition, at a meeting held on March 6, 2010, the Board, including the Independent Trustees, approved with respect to the Growth Opportunities Portfolio the Invesco Subadvisory agreement.
          The Board was reminded that Van Kampen asset management business of Morgan Stanley Investment Management Inc. (“MSIM”) currently serves as subadviser of the Portfolio pursuant to the Prior Subadvisory Agreement. The Board was informed that Morgan Stanley & Co. (“Morgan Stanley”) had entered into a transaction agreement with Invesco Ltd. (“Invesco”) to sell Van Kampen and portions of MSIM’s related business to Invesco (the “Transaction”). The Board was then informed that upon the close of the Transaction, the Van Kampen portfolio management team responsible for managing the Portfolio would become portfolio managers of Invesco Advisers.
          The Board received various materials related to certain factors used in its consideration whether to approve the Invesco Subadvisory Agreement. Those factors included: (1) the nature, extent and quality of services to be provided by Invesco Advisers; (2) Invesco Advisers’ compensation, including the size and structure of the subadvisory fees and comparisons of such fees with those of other subadvisers; (3) the investment performance of the Portfolio, if any, compared to performance of comparable funds and against benchmarks and/or indices; (4) indirect costs and benefits potentially derived by Invesco Advisers; (5) the terms of the Invesco Subadvisory Agreement; (6) whether the Portfolio will benefit from possible economies of scale; and (7) information regarding Invesco Advisers’ compliance and regulatory history. In addition, the Board considered the organization capability and financial condition of Invesco Advisers and the conditions and trends prevailing in the economy, the securities markets and the investment company industry.
          The Independent Trustees were separately represented by counsel that is independent of SunAmerica in connection with their consideration of approval of the Invesco Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.
          Nature, Extent and Quality of Services. The Board, including the Independent Trustees, considered the nature, quality and extent of services provided by Invesco Advisers. In making its evaluation, the Board considered that SunAmerica is responsible for the supervision of and coordination of the services provided by Invesco Advisers. The Board noted that Invesco Advisers would be responsible for providing investment management services on a day-to-day basis to the Portfolio. In such role, Invesco Advisers would (i) determine the securities to be purchased or sold and executes such documents on behalf of the Portfolio as may be necessary in connection therewith; (ii) provide SunAmerica with records concerning their activities; and (iii) render regular reports to SunAmerica and to officers and Trustees of the Trust concerning their discharge of the foregoing responsibilities. The Board reviewed Invesco Advisers’ history, structure and size, and investment experience. The Board was informed that in management’s judgment, Invesco Advisers has the size, viability and resources to attract and retain highly qualified investment professionals.
          The Board reviewed the qualifications, background and responsibilities of Invesco Advisers’ staff that would be responsible for providing investment management services to the Portfolio. The Board reviewed Invesco Advisers’ compliance and regulatory history, including information whether any were involved in any regulatory actions or investigations. The Board concluded that it was satisfied with the nature, quality and extent of the services provided by or to be provided by Invesco Advisers and that there was a reasonable basis on which to conclude that it would provide high quality services to the Trust.
          Portfolio Fees and Expenses; Investment Performance. The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’s subadvisory fees. The Board received information regarding the Trust’s subadvisory fees compared to subadvisory fee rates of a group of funds with similar investment objectives (the “Subadvisor Expense Group/Universe”), as selected and prepared by an independent third-party provider of investment company data. It was noted that SunAmerica negotiates the subadvisory fee rates at arms-length. The Board also considered that the subadvisory fees are paid by SunAmerica out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvisor Expense

Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.
          With respect to the Portfolio, the Board considered that the Portfolio’s subadvisory fees would not change as a result of the subadviser change and that the Lipper report reflected that the subadvisory fees were at the median of its Subadvisor Expense Group/Universe. The Board received and reviewed past performance information prepared by Lipper reflecting annualized returns for the period since inception, and the one, three- and five-year periods ended May 31, 2009. The Board considered that the Portfolio outperformed the Lipper VUF Small Cap Growth Index and was above the median of its Performance Group/Universe for the one-, three- and five-year periods. The Board considered more recent performance presented by management. The Board concluded that the Portfolio’s performance was satisfactory in light of all factors considered.
          Cost of Services & Benefits Derived; Profitability and Economies of Scale. With respect to indirect costs and benefits, management noted that the fees paid under the Invesco Subadvisory Agreement are paid by SunAmerica out of the advisory fees that it receives under its advisory agreement with the Trust. In addition, it was noted that management negotiated the Invesco Subadvisory Agreement and the fees thereunder at arm’s length. The Board concluded that the cost of services to be provided by Invesco Advisers with respect to the Portfolio and its profitability were not material factors to the Board’s consideration of the Invesco Subadvisory Agreement.
          Again, it was noted that there were no changes to either the advisory or subadvisory fee schedules and that the change in subadviser would have no impact to SunAmerica’s profitability. With the understanding that the subadvisory fees are paid by SunAmerica out of its advisory fees and that such fees are negotiated at arm’s length, the Board determined that the profitability to Invesco Advisers in connection with their relationship to the Portfolio was not a material factor in its consideration of the Invesco Subadvisory Agreement.
          The Board also received and considered information regarding the ability of the Portfolio to achieve economies of scale. The Board considered that since SunAmerica is responsible for the payment of the fees pursuant to the Invesco Subadvisory Agreement (and not the Trust), the Trust does not directly benefit from any reduction in subadvisory fee rates. For similar reasons as stated above with respect to Invesco Advisers’ profitability and the costs of providing services, the Board concluded that the potential for economies of scale in Invesco Advisers’ management of the Portfolio was not a material factor in its consideration at this time.
          Terms of Invesco Subadvisory Agreement. The Board reviewed the terms of the Invesco Subadvisory Agreement including the duties and responsibilities undertaken by Invesco Advisers as discussed above. The Board noted that the Invesco Subadvisory Agreement provides that Invesco Advisers will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the other terms and conditions of the Invesco Subadvisory Agreement. The Board noted that Invesco Subadvisory Agreement is substantially similar in all material respects to the Prior Subadvisory Agreement.
          Conclusions. In reaching its decision to recommend the approval of the Invesco Subadvisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee attributes different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that Invesco Advisers possesses the capability and resources to perform the duties required of it under their respective Invesco Subadvisory Agreement.
          Further, based upon its review of the Invesco Subadvisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that: (1) the terms of the Invesco Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders, and (2) the subadvisory fee rates are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

Information about Invesco Advisers
          Invesco Advisers is an indirect wholly-owned subsidiary of Invesco Ltd., an international investment management company based in Atlanta, Georgia, with money managers located in Europe, North and South America, and the Far East. Invesco Advisers is organized as a Delaware corporation and is located at 1555 Peachtree, N.E., Atlanta, Georgia 30309. Invesco Ltd., through its subsidiaries, managed approximately $558 billion in total assets as of June 30, 2010.
          The following chart lists the principal executive officers and the directors of Invesco Advisers and their principal occupations. The business address of each officer and director is 1555 Peachtree, N.E., Atlanta, GA 30309.

Position with Invesco Advisers
Name	and Principal Occupation
G. Mark Armour	Director, Co-President & Co-Chief Executive Officer
Philip A. Taylor	Director, Co-President & Co-Chief Executive Officer
Loren Michael Starr	Director & Chief Financial Officer
Kevin M. Carome	Director & Secretary
Todd L. Spillane	Chief Compliance Officer and Senior Vice President
David A. Hartley	Treasurer and Chief Accounting Officer
Kevin M. Cronin	Senior Vice President
Karen D. Kelley	Senior Vice President
Kirk F. Holland	Senior Vice President
Leslie A. Schmidt	Senior Vice President
Andrew R. Schlossberg	Senior Vice President
Gary K. Wendler	Senior Vice President
John M. Zerr	Senior Vice President
David A. Ridley	Senior Vice President
David C. Warren	Senior Vice President
Jeffrey H. Kupor	Senior Vice President
          Invesco Advisers is the investment adviser for one similar fund that has an investment strategy similar to the Portfolio. The following chart shows certain fund fees and expenses charged by Invesco Advisers for advising the fund. Invesco Advisers and/or its affiliates are currently waiving/reimbursing a portion of its management fee.

	Assets as of
	6/30/2010	Advisory Fee Rate
Fund Name	(in millions)	(as a % of net assets)
Invesco Van Kampen Small Cap Growth Fund	$1,001	0.800% on the first $500 million;
		0.750% on the next $500 million; and
		0.700% over $1 billion.
Ownership of Shares
          As of June 30, 2010, the Portfolio had outstanding: 2,243,074 Class 1 shares; 754,755 Class 2 shares and 16,689,225 Class 3 shares. As of June 30, 2010, over 99% of the shares of the Portfolio were owned directly by the separate accounts of SunAmerica Annuity and Life Assurance Company and First SunAmerica Life Insurance Company. To SunAmerica’s knowledge, no person owned a variable annuity contract and/or variable life insurance policy or interests therein of more than 5% of the outstanding shares of the Portfolio as of May 1, 2010. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2010.

Brokerage Commissions
          For the fiscal year ended January 31, 2010, the Portfolio paid commissions of $64,822 to affiliated broker/dealers, which represented 8.93% of the aggregate brokerage commissions paid by the Portfolio to all broker/dealers.
Other Service Agreements
          Pursuant to a service plan, the Portfolio paid service and maintenance fees to certain affiliated life insurance companies, as follows:

Class 1 Shares	Class 2 Shares	Class 3 Shares
—	$6,563	$168,732
          SunAmerica Capital Services, Inc., which is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992, distributes the Portfolio’s shares.
Shareholder Proposals
     Neither the Trust, nor the Portfolio is required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will occur. If a shareholder wishes to submit a proposal for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.
By Order of the Trustees,

Nori L. Gabert
Secretary
SunAmerica Series Trust
Dated: July 30, 2010

Exhibit A
SUBADVISORY AGREEMENT
     This SUBADVISORY AGREEMENT is dated as of June 1, 2010 by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and INVESCO ADVISERS, INC., a Delaware corporation (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of beneficial interest in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and
     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed in Schedule A hereto (the “Portfolio(s)”), and the Subadviser is willing to furnish such services;
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
     1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio listed. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust’s current prospectus and statement of additional information, and applicable laws and regulations.
          The Subadviser represents and warrants to the Adviser that each of the Portfolios set forth in Schedule A will at all times be operated and managed (1) in compliance with all applicable federal and state laws; (2) so as not to jeopardize either the treatment of the Polaris variable annuity contracts issued by Variable Separate Account (File No. 33-47473; hereinafter “Contracts”) as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (3) to minimize any taxes and/or penalties payable by the Trust or such Portfolio. Without limitation, the Subadviser represents and warrants the Portfolios’ (1) qualification, election and maintenance of such election by each Portfolio to be treated as a “regulated investment company” under subchapter M, chapter 1 of the Code, and (2) compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code; (c) applicable state insurance laws; (d) applicable federal and state securities, commodities and banking laws; and (e) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.
          The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolios or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investments companies that are under common control with the Trust, concerning transactions of the Portfolios in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.
     2. Portfolio Transactions. The Subadviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities and is directed to use its best efforts to obtain the best price and execution. In selecting such broker or dealers, the Subadviser shall consider all relevant factors, including price (including the applicable brokerage commission or dealer spread), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker or dealer involved, the quality of the service, the difficulty of execution, the execution capabilities and operations facilities of the firm involved, and the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.
     3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser’s fee, the average daily net asset value of a Portfolio shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.
     4. Reports. The Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.
     5. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.
     6. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.
          The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

     7. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.
     8. Indemnification. The Adviser agrees to indemnify and hold harmless the Subadviser and its affiliates and each of its directors and officers and each person, if any, who controls the Subadviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Subadviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, which may be based upon any wrongful act or breach of this Agreement by the Adviser; provided, however, that in no case is the Adviser’s indemnity in favor of any person deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reasons of his, her or its reckless disregard of obligations and duties under this Agreement.
          The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act or breach of this Agreement by the Subadviser, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.
     9. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until the earlier of (a) two years from the date this Agreement is approved by the Trustees, or (b) the first meeting of the shareholders of the Portfolio of the Trust after the date hereof. If approved at such meeting by the affirmative vote of a majority of the outstanding voting securities (as defined in the Act), of the Portfolio with respect to such Portfolio, voting separately from any other series of the Trust, this Agreement shall continue in full force and effect with respect to such Portfolio from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust, provided, however, that if the shareholders fail to approve the Agreement as provided herein, the Subadviser may continue to serve hereunder in the manner and to the extent permitted by the Act and rules thereunder. The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the Act and the rules and regulations thereunder.
          With respect to each Portfolio, this Agreement may be terminated at any time, without payment of penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months’ written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).
          This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.
     10. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
     11. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity the requirements of the Act.

     12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.
     13. Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property” only shall be liable.
     14. Separate Series. Pursuant to the provisions of the Declaration, each portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular portfolio shall be enforceable only against the assets of that portfolio and not against the assets of any other portfolio or of the Trust as a whole.
     15. Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.
     The Adviser and the Trust each understand, acknowledge, and agree that the Portfolio is managed by the Subadviser using investment models which are used by the Subadviser and its affiliates to manage other accounts (specifically including, but not limited to, other registered investment companies), that such other accounts may have portfolio holdings that are substantially similar or identical to those of the Portfolio, and that the use of portfolio holdings information related to such other accounts is not subject to the restrictions of this Agreement or the Portfolio’s policies and procedures related to the disclosure of portfolio holdings.
     16. Delegation. In rendering the services required under this Agreement, the Subadviser may, consistent with applicable law and regulations, from time to time employ, delegate or associate with itself such affiliated or unaffiliated person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement, provided, however, that any such delegation shall not involve any such person serving as an “investment adviser” to the Portfolio within the meaning of the 1940 Act. The Subadviser shall remain liable to the Adviser for the performance of the Subadviser’s obligations hereunder and for the acts and omissions of such other person, and the Adviser shall not be responsible for any fees that such person may charge to the Subadviser for such services.
     17. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Invesco Advisers, Inc.
c/o Invesco Aim Management Group, Inc. 11 Greenway Plaza, Suite 100
Houston, Texas 77046
Attention: General Counsel

Adviser:	SunAmerica Asset Management Corp.
Harborside Financial Center
3200 Plaza 5
Jersey City, New Jersey 07311
Attention: Gregory N. Bressler
Senior Vice President
and General Counsel

with a copy to:	SunAmerica Retirement Markets
1 SunAmerica Center
Century City
Los Angeles, California 90067-6022
Attention: Mallary Reznik
Senior Vice President and
General Counsel
     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.
By:	/s/ PETER A. HARBECK
	Name:	Peter A. Harbeck
	Title:	President & Chief Executive Officer

INVESCO ADVISERS, INC.
By:	/s/ ANDREW SCHLOSSBERG
	Name:	Andrew Schlossberg
	Title:	Senior Vice President

Schedule A

Annual Fee
(as a percentage of the average daily net
assets the Subadviser manages in the
Portfolio	portfolio)
Growth Opportunities Portfolio	0.50%